UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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LCA-VISION INC.
(Name of Registrant as Specified in Its Charter)

STEPHEN N. JOFFE CRAIG P.R. JOFFE ALAN H. BUCKEY JASON T. MOGEL ROBERT PROBST EDWARD J. VONDERBRINK ROBERT H. WEISMAN THE LCA-VISION FULL VALUE COMMITTEE
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On February 6, 2009, The LCA-Vision Full Value Committee (the “Committee”) made a definitive filing with the Securities and Exchange Commission (“SEC”) of a consent solicitation statement relating to the solicitation of written consents from stockholders of LCA-Vision Inc., a Delaware corporation (the “Company”), in connection with seeking to remove and replace the current members of the Board of Directors of the Company.

On March 9, 2009, the Committee sent the following letter to the Compensation Committee of the Board of Directors of LCA-Vision, Inc.:

THE LCA-VISION FULL VALUE COMMITTEE
9560 Montgomery Road
Cincinnati, OH 45242

March 9, 2009

To:          The Compensation Committee of the Board of Directors of LCA-Vision, Inc.

William Bahl, Chairman
John Gutfreund
John Hassan
E. Anthony Woods

Please be advised that we believe that a recent grant of stock option awards violates the legal authority stockholders have provided the Board of Directors, and hereby request formal justification from the Board as to the validity of such grant.

Specifically, the LCA-Vision Full Value Committee believes the stock option awards that the Compensation Committee of the Board of Directors of LCA-Vision, Inc. (“LCAV”) granted to Steven Straus, Michael Celebrezze, Stephen Jones, and David Thomas on March 2, 2009 - constituting approximately 2% of LCAV’s outstanding share capital - exceeded and are in violation of the legal authority stockholders granted to you in approving the 2006 Stock Incentive Plan (the “Plan”) at LCAV’s 2006 Annual Meeting.

According to the Form 4 filings with the Securities and Exchange Commission (the “SEC”) on March 4, 2009, the below stock option awards were granted:

Steven Straus                                                      108,816 stock options
Michael Celebrezze                                               85,497 stock options
Stephen Jones                                                       85,497 stock options
David Thomas                                                       85,497 stock options

As the Compensation Committee should be aware, Section 4.2 of the Plan provides:

Maximum Awards Per Participant.  The number of Shares covered by Options, together with the number of SAR units, granted to any one individual shall not exceed 37,500 during any one fiscal-year period; provided, however, that this limitation shall be 375,000 Shares, together with SAR units, in the case of an inducement Award made at the time of an Employee’s initial hiring.  If a previously granted Option or SAR is forfeited, cancelled or deemed cancelled, such Option or SAR shall continue to be counted against the maximum number of Shares or units that may be granted to any one Participant during any one fiscal-year.

Based on our review of LCAV’s SEC filings, this Plan was never amended to increase the authority of the Board or the Compensation Committee to award a greater number of options than that provided in Section 4.2.  Further, we believe stockholder approval would be required for any such amendment under the provisions of the Plan itself and the relevant NASDAQ Rules and provisions of the Internal Revenue Code.  We note that it has not been disclosed that the grants were made conditional on subsequent approval by the stockholders of such a Plan amendment.  Moreover, LCAV has not publicly disclosed that the Board has amended the Plan even were the Board deemed to have unilateral authority to do so.

In addition to the Board’s apparent and blatant violation of the authority provided to it by LCAV stockholders regarding material terms of the Plan, we are also very troubled by the curious timing of these sizeable stock option grants.  Relevant here is the fact that these stock options grants - which were made at a time when LCAV’s Board and management knew that the RiskMetrics Group ISS Governance Services (“RiskMetrics”) recommendation was imminent - were not disclosed until after RiskMetrics had finalized its voting recommendation.  As discussed in our consent solicitation to remove the current members of the Board, the failures of the LCAV Board to its stockholders in terms of compensation practices, both as it relates to the Board itself and management is a persistent and pervasive issue.

Needless to say, we are deeply concerned by the sheer magnitude of these stock option grants, which constitute approximately 2% of LCAV’s outstanding share capital.  The LCA-Vision Full Value Committee believes that the LCAV Board owes its stockholders a timely explanation as to the valid authority underlying these excessive stock option grants to management, and further believes an immediate revocation thereof may be in order pending stockholder approval.

Cc:          Gerald Greenberg and Patricia Lowry
(Taft, Stettinius & Hollister LLP, outside counsel to LCA-Vision, Inc.)

Risk Metrics Group ISS Governance Services

Glass Lewis & Co.

Proxy Governance Services

CERTAIN INFORMATION CONCERNING PARTICIPANTS

On February 6, 2009, The LCA-Vision Full Value Committee made a definitive filing with the Securities and Exchange Commission (“SEC”) of a consent solicitation statement relating to the solicitation of written consents from stockholders of the Company in connection with seeking to remove and replace the current members of the Board of Directors of the Company.

THE LCA-VISION FULL VALUE COMMITTEE ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH SOLICITATION MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS SOLICITATION WILL PROVIDE COPIES OF THE CONSENT SOLICITATION STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ SOLICITOR BY CALLING, TOLL-FREE, (888)750-5834.

The participants in the consent solicitation are Dr. Stephen N. Joffe, Craig P.R. Joffe, Alan H. Buckey, Jason T. Mogel, Robert Probst, Robert H. Weisman and Edward J. VonderBrink.

As of the date of this filing, Dr. Joffe directly beneficially owns 1,171,952 shares of Common Stock of the Company, Craig P.R. Joffe directly beneficially owns 865,468 shares of Common Stock of the Company, and Alan H. Buckey directly beneficially owns 77,900 shares of Common Stock of the Company.

For the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Contact:
For The LCA-Vision Full Value Committee and Stephen N. Joffe
Lisa Blaker, 513-600-1867